UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2024

Galaxy Gaming, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6480 Cameron Street Suite 305 Las Vegas, Nevada 89118

(Address of principal executive offices)

(702) 939-3254

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock	GLXZ	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 22, 2024, Galaxy Gaming, Inc. (the “Company”), entered into an Employment Agreement, effective May 28, 2024, with Steven Kopjo, to become the Company’s Chief Financial Officer, and subject to applicable gaming regulatory approvals, Secretary and Treasurer. The Agreement, among other things (i) sets the term for the employment period from May 28, 2024, through May 28, 2027; (ii) provides for base compensation of $250,000 per year; (iii) provides for other customary benefits; and, (iv) provides for a grant of base options to purchase 300,000 shares of Employer’s common stock with a strike price equal to the price per share of Employer’s common stock as reported on OTC Markets on the date such option is granted, which option will vest as follows: (a) as to the first 100,000 shares of stock, on May 28, 2025, (b) as to the next 100,000 shares of stock, on May 28, 2026, (c) as to the next 100,000 shares of stock, on May 28, 2027, all pursuant to the terms of a Stock Option Grant Agreement to be entered into by and between the Company and Mr. Kopio.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2024, the Company and Steven Kopjo entered into an Employment Agreement in the manner described in Item 1.01. The terms and conditions of the agreement are described under Item 1.01.

(c) Election of Officer

Effective May 28, 2024, the Board of Directors of Galaxy Gaming, Inc., a Nevada corporation (the “Company”), appointed Mr. Kopjo as Chief Financial Officer and conditioned upon successful applicable gaming regulatory approvals, Secretary and Treasurer. Until such approvals are obtained, it is expected that Mr. Hagerty, the current Secretary and Treasurer, will retain those positions. Mr. Kopjo will join Galaxy on May 28, 2024. The Company intends to work through a brief transition with Mr. Harry Hagerty, the current Chief Financial Officer, Secretary and Treasurer, and Mr. Hagerty will retain the corporate positions as Secretary and Treasurer pending applicable gaming approvals of Mr. Kopjo, and Mr. Hagerty will serve as a Strategic Advisor to the Company for the remainder of his existing Employment Agreement, pursuant to his recently amended employment agreement.

Item 8.01 Other Events

On May 23, 2024, the Company issued a press release announcing the engagement of Mr. Kopjo as Chief Financial Officer, and the transition with current Chief Financial Officer, Mr. Hagerty.

Item 9.01. Exhibits.

d) Exhibits

Exhibit Number

Description of Exhibit

10.1 Employment Agreement Dated May 22, 2024, between the Company and Steven Kopjo.

99.1 Galaxy Gaming, Inc. Press Release dated May 23, 2024, announcing the hiring of Steven Kopjo to become CFO. Secretary and Treasurer.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature Page Follows

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2024

GALAXY GAMING, INC.

By:	/s/ Harry C. Hagerty
Harry C. Hagerty
Chief Financial Officer